Exhibit 10.71

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

20 April, 2010	CONFIDENTIAL	LEC-LTR-15398-V1.0

This amendment (“Amendment Two”) is effective from the 14 day of July 2010 (“Effective Date”)

BETWEEN

ARM LIMITED whose registered office is situated at 110 Fulbourn Road, Cambridge CB1 9NJ, England (“ARM”);

and

APPLIED MICRO CIRCUITS CORPORATION, whose principal place of business is situated at 215 Moffett Park Drive, Sunnyvale, CA 94089 (“AMCC”).

WHEREAS

A.	This Amendment Two refers to and amends the terms and conditions of the Technology License Agreement document number LEC-TLA-00606-V6.0 entered into between the parties on March 31, 2009, as amended (the “Agreement”).

B.	The parties wish to modify the assignment provision of the Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.	All definitions contained in the Agreement shall have the same meanings and apply to this Amendment Two.

2.	Delete Clause 16.3 of the Agreement in its entirety and replace it with the following new Clause 16.3:

16.3	Neither party shall assign or otherwise transfer this TLA or any of its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, such consent not to be unreasonably delayed, conditioned, or withheld. Either party shall submit any request for consent to assign in writing and the other party shall after considering such request in good faith provide consent or refusal within ten (10) working days of receipt of such request. The recipient of a request to assign acknowledges that the existence and content of such a request is highly sensitive information and shall be treated as Confidential Information and may be disclosed only to those persons who need to know for the purposes of providing consent to it. An assignment shall be deemed to include, without limitation; (i) any transaction or series of transactions whereby a third party acquires, directly or indirectly, the power to control the management and policies of the party, whether through the acquisition of voting securities, by contract or otherwise; or (ii) the sale of more than fifty percent (50%) of the party’s assets whether in a single transaction or series of transactions.

3.	Except as specifically modified herein, all the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment Two to be executed by their duly authorized representative:

ARM LIMITED		APPLIED MICRO CIRCUITS CORPORATION

BY	/s/	BY	/s/

NAME	Tudor Brown	NAME	[…***…]

TITLE	President	TITLE	[…***…]

DATE	20/7/10	DATE	07/09/10

AP/MH	Page 1 of 1	ARM /AMCC